UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015 (January 26, 2015)

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 26, 2015, Silicon Image, Inc., a Delaware corporation (the “Company”), Lattice Semiconductor Corporation, a Delaware corporation (“Parent”), and Cayabyab Merger Company, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $7.30 per share, net to the holder thereof in cash (the “Offer Price”), without interest.

The consummation of the Offer will be conditioned on (i) at least a majority of all shares of the Company’s outstanding common stock having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States and (iii) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, Merger Sub or the Company, or any of their respective wholly owned subsidiaries, or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest.

In addition, in connection with the transactions contemplated by the Merger Agreement, all outstanding options to acquire shares of the Company’s common stock that are, as of immediately before the Offer closing, held by a person who is an employee of the Company or any Subsidiary, and either vested and exercisable with an exercise price less than the Offer Price, or unvested, unexpired, unexercised and outstanding, will be assumed by Parent and converted into and become options to purchase shares of Parent common stock. All options with an exercise price less than the Offer Price that are not so assumed will be cancelled and converted into the right to receive the Offer Price, net of the exercise price, and all other options that are not so assumed will be canceled. All performance-based restricted stock units with a stock price-based vesting condition, and up to 50% of the performance-based restricted stock units based on earnings per share with performance periods in 2015, 2016 or 2017 (the performance target for 2014 has already been met), will be converted to time-based vesting, and together with any individual performance-based restricted stock units, will be assumed by and converted into restricted stock units of Parent, with any performance-based restricted stock units that are not so assumed being cancelled. Any equity awards so assumed by Parent will be assumed on substantially the same terms as in effect prior to the assumption, except for adjustments to the underlying number of shares or units and the exercise price based on an exchange ratio reflected in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that (1) the Company’s board of directors has determined in good faith that the failure to do so would be inconsistent with its fiduciary duties, and (2) the Company has complied with certain notice requirements. The Company is also permitted to change its recommendation in favor of the Merger or to terminate the Merger Agreement in order to accept an unsolicited Superior Proposal (as defined in the Merger Agreement), provided that the Company’s board of directors has determined in good faith that the failure to do so would reasonably be expected to constitute a breach of its fiduciary duties and subject to giving Parent three (3) business days’ notice of its intention to do so and, among other things, making available the Company’s representatives to discuss and negotiate with Parent in good faith any amendments Parent desires to make to its proposal. If the Company does terminate the Merger Agreement under such circumstances, the Company must pay Parent, concurrently with such termination, a $20.8 million termination fee. In addition, this termination fee is payable by the Company to Parent under other specified circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will,” “should,” “continue,” “ongoing,” “future,” “potential” and similar words or phrases identify forward-looking statements. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the Merger. Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the forward-looking statements: the risk that the transaction will not close when expected or at all; the risk that the operations of the two companies will not be integrated successfully; the failure to achieve the anticipated benefits and synergies of the transaction; the risk that Parent or the Company’s business will be adversely impacted during the pendency of the transaction; costs associated with the transaction; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of the control of Parent and the Company. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Parent and the Company’s overall business, including those more fully described in Parent’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 28, 2013, and Parent’s quarterly reports filed on Form 10-Q for the 2014 fiscal year, and those more fully described in the Company’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2013, and its quarterly reports filed on Form 10-Q for the 2014 fiscal year.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. We do not plan to, and undertake no obligation to, update any forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced and this communication is not a recommendation or an offer to purchase or a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer. Merger Sub and the Company intend to mail these documents to the stockholders of the Company. These documents, as they may be amended from time to time, will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov. In addition, the Solicitation/Recommendation Statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at www.siliconimage.com.

Item 8.01.	Other Events.

On January 27, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 26, 2015, among Lattice Semiconductor Corporation, Cayabyab Merger Company and Silicon Image, Inc.

99.1	Joint Press Release of Silicon Image, Inc. and Lattice Semiconductor Corporation, dated January 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015	SILICON IMAGE, INC.

	By:	/s/ Camillo Martino
Camillo Martino
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 26, 2015, among Lattice Semiconductor Corporation, Cayabyab Merger Company and Silicon Image, Inc.

99.1	Joint Press Release of Silicon Image, Inc. and Lattice Semiconductor Corporation, dated January 27, 2015.